EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2023 Second Quarter Results

STAMFORD, Conn., May 03, 2023 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2023 second quarter ended March 31, 2023.

Three Months Ended March 31, 2023 Compared to the Three Months Ended March 31, 2022
For the fiscal 2023 second quarter, Star reported a 5.7 percent decline in revenue to $737.6 million compared with $782.5 million in the prior-year period, reflecting a decrease in total volume sold, partially offset by the impact of acquisitions and other factors.

The volume of home heating oil and propane sold during the fiscal 2023 second quarter decreased by 27.8 million gallons, or 18.7 percent, to 121.1 million gallons as the additional volume provided from acquisitions and other factors was more than offset by the impact of extremely warm weather and net customer attrition. Temperatures in Star's geographic areas of operation for the fiscal 2023 second quarter were 18.7 percent warmer than during the fiscal 2022 second quarter and 21.6 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. The second quarter of fiscal 2023 was also the warmest such period in over 100 years within the New York City metropolitan area.

Star’s net income declined by $19.3 million in the quarter, to $62.0 million, primarily due to an unfavorable change in the fair value of derivative instruments of $20.6 million, a $2.3 million increase in interest expense, and lower Adjusted EBITDA of $5.5 million, partially offset by an $8.6 million decrease in income tax expense.

Second quarter Adjusted EBITDA decreased by $5.5 million, to $102.2 million, compared to the three months ended March 31, 2022, as the decline in home heating oil and propane volume more than offset an increase in per gallon margins and a $14.0 million higher benefit recorded under the Company’s weather hedge program. For the three months ended March 31, 2023, the Company recorded a benefit of $12.9 million under its weather hedge – reflecting warmer temperatures – versus a charge of $1.1 million for the three months ended March 31, 2022.

“As the largest provider of home heating oil in the nation, our business is highly dependent on weather – which negatively impacted us this quarter,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “To put this in perspective, not only were temperatures 21.6 percent warmer than normal, but the period was also the warmest in New York City in 123 years; year-to-date, it was the fourth warmest period on record in this key market. While there is nothing we can do to influence mother nature, we are adept at mitigating, to the extent possible, unusual weather swings like this – managing costs and working capital and adjusting short-term investment decisions. At the same time, our weather hedge program has provided an important buffer under such conditions, as has our disciplined approach to controlling operating expenses even in the face of certain inflationary pressures. As we navigate through the remainder of fiscal 2023 I remain confident in our ability to provide the best possible customer experience and bottom line results.”

Six Months Ended March 31, 2023 Compared to the Six Months Ended March 31, 2022
For the six months ended March 31, 2023, Star reported a 9.0 percent increase in total revenue to $1.4 billion compared with $1.3 billion in the prior-year period, reflecting an increase in selling prices in response to higher wholesale product costs, partially offset by a decrease in total volume sold.

The volume of home heating oil and propane sold during the first six months of fiscal 2023 decreased by 25.6 million gallons, or 10.8 percent, to 210.3 million gallons as the additional volume provided from acquisitions was more than offset by warmer temperatures, net customer attrition and other factors. Temperatures in Star’s geographic areas of operation fiscal year-to-date were 6.9 percent warmer than during the prior-year period and 15.7 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net income declined by $20.3 million for the first six months of fiscal 2023, to $75.6 million, primarily due to an unfavorable change in the fair value of derivative instruments of $24.9 million, a $4.4 million increase in interest expense, and lower Adjusted EBITDA of $0.9 million, partially offset by an $9.0 million decrease in income tax expense.

Year-to-date Adjusted EBITDA decreased by $0.9 million, to $151.2 million, compared to the prior-year period as a decline in home heating oil and propane volume more than offset an increase in per gallon margins and an $11.4 million higher benefit recorded under the Company’s weather hedge. As of March 31, 2023, the Company had recorded a benefit of $12.5 million under its weather hedge program versus a benefit of $1.1 million for the first six months of fiscal 2022.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, May 4, 2023. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.

Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward-Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events, such as the war in the Ukraine, and its impact on wholesale product cost volatility, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation approaching 40-year highs, uncertain economic conditions, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions, the impact of the novel coronavirus, or COVID-19, pandemic and future global health pandemics, on US and global economies, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including climate change, environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, increases in interest rates, global supply chain issues, labor shortages and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2022. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
(in thousands)	2023	2022
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$22,085	$14,620
Receivables, net of allowance of $10,795 and $7,755, respectively	259,099	138,252
Inventories	71,732	83,557
Fair asset value of derivative instruments	—	16,823
Weather hedge contract receivable	12,500	—
Prepaid expenses and other current assets	30,025	32,016
Assets held for sale	—	2,995
Total current assets	395,441	288,263
Property and equipment, net	105,559	107,744
Operating lease right-of-use assets	90,325	93,435
Goodwill	254,354	254,110
Intangibles, net	77,538	84,510
Restricted cash	250	250
Captive insurance collateral	68,175	66,662
Deferred charges and other assets, net	15,508	17,501
Total assets	$1,007,150	$912,475
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	$41,026	$49,061
Revolving credit facility borrowings	69,936	20,276
Fair liability value of derivative instruments	11,516	183
Current maturities of long-term debt	16,500	12,375
Current portion of operating lease liabilities	17,248	17,211
Accrued expenses and other current liabilities	162,999	125,561
Unearned service contract revenue	71,363	62,858
Customer credit balances	52,032	93,555
Total current liabilities	442,620	381,080
Long-term debt	139,459	151,709
Long-term operating lease liabilities	78,109	81,385
Deferred tax liabilities, net	13,392	25,620
Other long-term liabilities	15,395	14,766
Partners' capital
Common unitholders	336,674	277,177
General partner	(3,553)	(3,656)
Accumulated other comprehensive loss, net of taxes	(14,946)	(15,606)
Total partners' capital	318,175	257,915
Total liabilities and partners' capital	$1,007,150	$912,475

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data - unaudited)	2023	2022	2023	2022

Sales:
Product	$669,212	$712,462	$1,239,141	$1,123,727
Installations and services	68,405	70,081	146,663	147,086
Total sales	737,617	782,543	1,385,804	1,270,813
Cost and expenses:
Cost of product	466,267	492,334	885,360	766,928
Cost of installations and services	68,311	70,136	144,854	144,184
(Increase) decrease in the fair value of derivative instruments	3,022	(17,615)	20,658	(4,212)
Delivery and branch expenses	95,942	107,486	193,878	196,475
Depreciation and amortization expenses	7,626	8,081	15,463	16,529
General and administrative expenses	6,698	5,902	13,554	12,578
Finance charge income	(1,764)	(1,026)	(3,083)	(1,538)
Operating income	91,515	117,245	115,120	139,869
Interest expense, net	(4,963)	(2,729)	(9,237)	(4,787)
Amortization of debt issuance costs	(258)	(237)	(587)	(476)
Income before income taxes	86,294	114,279	105,296	134,606
Income tax expense	24,253	32,900	29,716	38,738
Net income	$62,041	$81,379	$75,580	$95,868
General Partner's interest in net income	562	697	684	819
Limited Partners' interest in net income	$61,479	$80,682	$74,896	$95,049

Per unit data (Basic and Diluted):
Net income available to limited partners	$1.72	$2.14	$2.09	$2.49
Dilutive impact of theoretical distribution of earnings	0.30	0.39	0.35	0.44
Basic and diluted income per Limited Partner Unit:	$1.42	$1.75	$1.74	$2.05

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	35,653	37,634	35,786	38,218

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended March 31,
(in thousands)	2023	2022
Net income	$62,041	$81,379
Plus:
Income tax expense	24,253	32,900
Amortization of debt issuance costs	258	237
Interest expense, net	4,963	2,729
Depreciation and amortization	7,626	8,081
EBITDA	99,141	125,326
(Increase) / decrease in the fair value of derivative instruments	3,022	(17,615)
Adjusted EBITDA	102,163	107,711
Add / (subtract)
Income tax expense	(24,253)	(32,900)
Interest expense, net	(4,963)	(2,729)
Provision for losses on accounts receivable	3,722	2,455
Increase in accounts receivables	(9,600)	(86,269)
Decrease (increase) in inventories	40,326	(1,660)
Decrease in customer credit balances	(27,068)	(36,409)
Change in deferred taxes	(11,155)	5,229
Change in other operating assets and liabilities	9,736	4,996
Net cash provided by (used in) operating activities	$78,908	$(39,576)
Net cash used in investing activities	$(2,013)	$(6,469)
Net cash (used in) provided by financing activities	$(77,401)	$42,488

Home heating oil and propane gallons sold	121,100	148,900
Other petroleum products	33,200	36,300
Total all products	154,300	185,200

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Six Months Ended March 31,
(in thousands)	2023	2022
Net income	$75,580	$95,868
Plus:
Income tax expense	29,716	38,738
Amortization of debt issuance costs	587	476
Interest expense, net	9,237	4,787
Depreciation and amortization	15,463	16,529
EBITDA	130,583	156,398
(Increase) / decrease in the fair value of derivative instruments	20,658	(4,212)
Adjusted EBITDA	151,241	152,186
Add / (subtract)
Income tax expense	(29,716)	(38,738)
Interest expense, net	(9,237)	(4,787)
Provision for losses on accounts receivable	4,768	2,167
Increase in accounts receivables	(124,764)	(165,063)
Decrease (increase) in inventories	11,609	(18,048)
Decrease in customer credit balances	(41,768)	(50,913)
Change in deferred taxes	(12,379)	4,545
Change in other operating assets and liabilities	36,413	13,210
Net cash used in operating activities	$(13,833)	$(105,441)
Net cash used in investing activities	$(4,099)	$(13,503)
Net cash provided by financing activities	$25,397	$131,859

Home heating oil and propane gallons sold	210,300	235,900
Other petroleum products	68,800	75,600
Total all products	279,100	311,500

CONTACT:
Star Group, L.P. Investor Relations 203/328-7310	Chris Witty Darrow Associates 646/438-9385 or cwitty@darrowir.com